UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
AMENDMENT NO. 1

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GLOBAL PHARM HOLDINGS GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement (this “Amendment No. 1”) of Global Pharm Holdings Group, Inc. (the “Company”) amends the Definitive Proxy Statement of the Company relating to the annual meeting of stockholders to be held on Tuesday, June 21, 2011 at 10:00 a.m., People’s Republic of China time, originally filed with the Securities and Exchange Commission on April 27, 2011 (the “Original Filing”).

This Amendment No. 1 amends and supplements the disclosure under the section “ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION” by adding the table entitled “Outstanding Equity Awards at Fiscal Year-End Table” (with related footnotes), immediately following the “Summary Compensation Table.”

Except as described above, this Amendment No. 1 does not amend, update or change any items, tables or other disclosures in the Original Filing.

GLOBAL PHARM HOLDINGS GROUP, INC.

25/F New World Center, No. 6009
Yitian Road, Futian District
Shenzhen, People’s Republic of China

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on Tuesday, June 21, 2011 at 10:00 a.m., People’s Republic of China time. The meeting will be held at 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the meeting are described in the Notice of Annual Meeting of Stockholders and the attached proxy statement. Following the formal business of the meeting, we will report on our company’s operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may cast your vote by marking, signing and dating the enclosed proxy card and returning it in the envelope provided. You may also vote your shares via a toll-free telephone number at 800-690-6903 or over the Internet at www.proxyvote.com, as described in the proxy materials. Instructions regarding all three methods of voting are provided on the proxy card. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 20, 2011. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Global Pharm Holdings Group, Inc.

Sincerely,

/s/ Yunlu Yin

Yunlu Yin
Chairman and Chief Executive Officer

May 2, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.

25/F New World Center, No. 6009
Yitian Road, Futian District
Shenzhen, People’s Republic of China

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

May 2, 2011

To our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Global Pharm Holdings Group, Inc., a Delaware corporation, will be held on Tuesday, June 21, 2011 at 10:00 a.m., People’s Republic of China time. The meeting will be held at 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China.

Only stockholders of record that own our common stock at the close of business, People’s Republic of China time, on April 27, 2011, the record date, are entitled to notice of and to vote at this meeting and any adjournment or postponement. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China.

At the meeting, we will consider the following proposals described in detail in the accompanying proxy statement:

1.	to elect five directors to hold office until the annual meeting of stockholders to be held in 2012 and until their respective successors are elected and qualified, or their earlier death, resignation or removal. The Board of Directors has nominated Yunlu Yin, An Fu, Gene Michael Bennett, PeitongYu and Zhixian Long for election as directors at the meeting;
2.	to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
3.	to hold an advisory vote on executive compensation;
4.	to hold an advisory vote on the frequency of the advisory vote on executive compensation;
5.	to approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals; and
6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting or mark, sign and date the proxy card and return it in the postage-paid envelope provided with the proxy card. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business, People's Republic of China time, on April 27, 2011, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If your shares are held of record by a broker, bank or nominee, you should provide proof of beneficial ownership as of April 27, 2011, such as your most recent account statement prior to such date, a copy of a proxy issued in your name from the record holder or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., People's Republic of China time. Check-in will begin at 10:00 a.m., and you should allow ample time for the check-in procedures.

Please mark, sign and date the enclosed proxy card and return it promptly in the enclosed self-addressed, stamped envelope or vote via the Internet or telephone as described in the enclosed proxy card

GLOBAL PHARM HOLDINGS GROUP, INC.

25/F New World Center, No. 6009
Yitian Road, Futian District
Shenzhen, People’s Republic of China

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Global Pharm Holdings Group, Inc., a Delaware corporation, of proxies to be used at our 2011 Annual Meeting of Stockholders to be held on Tuesday, June 21, 2011 at 10:00 a.m., People’s Republic of China time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being sent to stockholders on or about May 2, 2011. The Company's principal executive offices are located at 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Global Pharm” are to Global Pharm Holdings Group, Inc. and to the “Annual Meeting” are to the 2011 Annual Meeting of Stockholders. The proxy materials include this proxy statement for the Annual Meeting, a form of proxy card, notice of meeting and our Annual Report on Form 10-K for the year ended December 31, 2010.

SOLICITATION AND VOTING

Record Date

Our Board of Directors has fixed the close of business, People’s Republic of China time, on April 27, 2011 as the record date for determination of stockholders entitled to vote at the Annual Meeting and any adjournment or postponement. As of the record date, we had approximately 55 stockholders of record.

Quorum and Vote Required; Effect of an Abstention and Broker Non-Votes

A majority of the shares of common stock issued and outstanding as of the record date must be represented, in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Abstentions and broker-non-votes will be counted as present for purposes of determining whether a quorum is present.

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•	Proposal 1: The plurality of votes cast in person or by proxy and entitled to vote at the Annual Meeting is required to elect the five nominees for director. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposal 2: The affirmative vote of the holders of the shares of our common stock cast in person or by proxy and entitled to vote at the Annual Meeting must exceed the number of votes cast in opposition of such proposal to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Abstentions will have no effect on the ratification of the appointment of Crowe Horwatch LLP as our independent registered public accounting firm, as this item is based on the affirmative and negative votes cast in person or by proxy. Broker non-votes will have no effect unless otherwise cast. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposals 3 and 4: Votes cast with respect to Proposals 3 and/or 4 are advisory votes only as to which we will take into account the views expressed; however, in each case, the votes are non-binding upon the Company and the Board of Directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.
•	Proposal 5: The affirmative vote of the holders of the shares of our common stock cast in person or by proxy and entitled to vote at the Annual Meeting must exceed the number of votes cast in opposition of such proposal to approve the adjournment of the meeting to another time and place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals. Abstentions will have no effect on the approval of this proposal, as it is based on the affirmative and negative votes cast in person or by proxy. Broker non-votes will have no effect unless otherwise cast. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposal 6: The affirmative vote of the holders of the shares of our common stock cast in person or by proxy and entitled to vote at the Annual Meeting must exceed the number of votes cast in opposition of such proposal to approve the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting. Abstentions will have no effect on the approval of this proposal, as it is based on the affirmative and negative votes cast in person or by proxy. Broker non-votes will have no effect unless otherwise cast. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.

At the Annual Meeting, the persons named in the proxy card or, if applicable, their substitute will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the director nominees named in this proxy statement;
•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2011;
•	FOR the advisory (non-binding) vote on our executive compensation;
•	FOR a frequency period of every three years (a triennial vote) for future advisory (non-binding) stockholder votes on executive compensation;
•	FOR the adjournment of the meeting to another time and place to solicit additional proxies in favor of any of the foregoing proposals; and
•	FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Voting of Proxies

Holders of shares of common stock are entitled to cast one vote per share on all matters submitted to a vote of stockholders. As of April 27, 2011, 26,000,000 shares of common stock were outstanding. All shares of common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted as the Board recommends on each proposal.

Stockholders whose shares are registered in their own names may vote (i) by returning a proxy card, (ii) via the Internet or (iii) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the enclosed proxy card.

Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank has discretionary authority to vote your shares on the proposal to ratify the appointment of Crowe Horwath LLP and approve the adjournment of the Annual Meeting, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been cast in favor of the proposals. Your broker or bank will vote your shares on Proposal 1 only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., People’s Republic of China time, on June 20, 2011, as discussed below under “How to Vote.” Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Secretary of Global Pharm Holdings Group, Inc., at 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China, a written instrument revoking the proxy or a duly executed proxy with a later date or (ii) by attending the meeting and voting in person.

How to Vote

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways:

(1) By Internet:  Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

(2) By Telephone:  Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.

(3) By Mail:  Please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope, that we have provided with the proxy materials. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

(4) In Person:  You can attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot. Only record or beneficial owners of Common Stock or their proxies may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock ownership as of the record date, such as a brokerage account or bank statement.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in so doing.

Attending the Annual Meeting

The meeting will be held at 25/F New World Center, No. 6009, Yitian Road, Futian District,Shenzhen, People’s Republic of China. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business, People's Republic of China time, on April 27, 2011 or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If your shares are held of record by a broker, bank or nominee, you should provide proof of beneficial ownership as of April 27, 2011, such as your most recent account statement prior to such date, a copy of a proxy issued in your name from the record holder or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., People's Republic of China time. Check-in will begin at 10:00 a.m., and you should allow ample time for the check-in procedures.

PROPOSAL 1

ELECTION OF DIRECTORS

Background

Our Board of Directors currently consists of five members. One of the purposes of the Annual Meeting is to elect five directors to hold office until the annual meeting of stockholders to be held in 2012 and until their respective successors are elected and qualified, or their earlier death, resignation or removal.

Based on the recommendation of the Nominating Committee, our Board of Directors has nominated our current directors, Yunlu Yin, An Fu, Gene Michael Bennett, PeitongYu and Zhixian Long, for election at the Annual Meeting.

If the nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.

Information Regarding Director Nominees

The following table sets forth information regarding our current directors, each of whom is a nominee proposed to be elected at the Annual Meeting.

Name	Age	Position
Yunlu Yin	44	Chief Executive Officer, Director and Chairman
An Fu	36	Director, Chief Financial Officer
Gene Michael Bennett	62	Independent Director
Zhixian Long	76	Independent Director
Peitong Yu	35	Independent Director

The following is a summary of the biographical information of our current directors:

Yunlu Yin, age 44, has served as Chief Executive Officer of Biopharm Asia, Inc. from May 7, 2009 to April 26, 2010. He also served as Chief Executive Officer of Huachen International Group Limited Company, general manager of Guangzhou Zhonghui Pharmaceutical Limited Company and general manager of Guangzhou Zhongshun Medicine Research Limited Company since 2006. From 2003 to 2006, Mr. Yin served as general manager of Jilin Province Changchun Hongli Pharmaceutical Limited Company, general manager of Jilin Province Changchun Zhongbo Medicine Marketing Planning Limited Company, general manager of China Academy of Traditional Chinese Medicine Research Institute Scientific and Technological Cooperation Center Tumor Expert Long-Distance Diagnosing and Treating Center, assistant director of World Chinese Medicine and Pharmaceutical Society Information Network Center and general manager of World Chinese Medicine and Pharmaceutical Society Tumor Expert Electronic Service System. From 2001 to 2003, Mr. Yin served as general manager of Jilin Province Changchun People's Pharmaceutical Limited Company and deputy general manager of Jilin Province Canye Group Guoli Pharmaceutical Limited Company.

An Fu, age 36, is a founding partner of eVisions Consulting, LLC, a U.S. based consulting firm that he founded in November 2009. Previously, he served as an auditor at the Davis Accounting Group P.C. in Cedar City, Utah from November 2007 to May 2010. Mr. Fu also worked as an engineer and a manager for China Financial Data Networks CO., Beijing, from 1998 to 2005. He received a Bachelor’s degree in Accounting from the Southern Utah University in the United States in 2007 and a Master of Accountancy from the Southern Utah University in 2008.

Gene Michael Bennett, age 62, currently serves as a member of the Board of Directors since February 18, 2011 and as chairman of the Audit Committee and member of the Compensation Committee and the Nominating Committee for a term of three years. Mr. Bennett is the CEO of American General Business Association, a non-governmental organization that assists Chinese companies to develop business overseas. He has recently been appointed the chairman of the Advisory Committee to Swiss Private Client Capital Partners Ltd. Since January 2010, he served as the managing partner for Beijing-based Nexis Investment Consulting Corporation, helping Chinese companies establish good corporate governance and in raising funds. From 2000 to 2004, he was a partner at ProCFO, a California-based contract-CFO consulting firm. From 1998 to 2000, Mr. Bennett was a professor and lecturer in accounting and tax for University of Hawaii, and Chaminade University of Honolulu. Prior to that, he was CFO and board member of Argonaut Computers; professor and lecturer in accounting and tax at California State University at Fullerton; and CPA with GerbelButzbaugh which became part of Grant Thornton. Mr. Bennett holds a B.A. and MBA from Michigan State University and is currently pursuing a doctorate of business administration at City University of Hong Kong in Corporate Governance. Mr. Bennett currently serves on the boards of China Agritech, Inc. (NasdaqGS: CAGC), China Pharma Holding, Inc. (AMEX:CPHI) and China Shen Zhou Mining & Resources, Inc. (AMEX: SHZ).

Zhixian Long, age 76, currently serves as a member of the Board of Directors since February 18, 2011 and as chairman of the Nominating Committee and member of the Audit Committee and the Compensation Committee for a term of two years. Mr.Long was a professor and PhD supervisor in Chinese medicine at Beijing University of Chinese Medicine (“BUCM”) from 1997 to 2009. He served as Vice President of BUCM from 1985 to 1990 and President of BUCM from 1990 to 1997. Mr. Long was also a member of Chinese People’s Political Consultative Conference from 1998 to 2009. Since 2006, Mr. Long has served as Executive Vice President and Deputy Secretary General of Word Federation of Chinese Medicine Societies (“WFCMS”). He has also served as the Chairman of Chinese Medicine Committee of WFCMS since 2006. Mr. Long graduated from BUCM (formerly, Beijing College of Chinese Medicine) in 1964.

Peitong Yu, age 35, currently serves as a member of the Board of Directors since February 18, 2011 and as chairman of the Compensation Committee and member of the Audit Committee and the Nominating Committee for a term of two years. Mr. Yu currently serves as the Vice Chairman and Vice President of Dalian KaidaVenture Capital Co., Ltd., Vice Chairman and Vice President of KaidaJiarui (Tianjin) Equity Investment Funds Management Co., Ltd. and the director of Asia-Pacific Finance Group as well as the Vice Chairman of World Eminence Chinese Businessman Association. He served as the General Manager of Dalian Tianmu Investment Consultant Co., Ltd. from 2003 to 2005. He served as General Manager of Dalian Branch of Beijing Gold Tount Venture Capital Co., Ltd. in 2006. From 2006 to 2007, he was the deputy general manager of Dalian Huanyu Venture Capital Co., Ltd. From 2007 to 2008, he served as the CEO of Beijing Gold Tount Venture Capital Co., Ltd. Mr. Yu has significant experience in business operation and venture capital. Mr. Yu graduated from Jili University in 1997.

Except as otherwise reported above, none of our directors hold directorships in other reporting companies.

There are no family relationships among our directors or officers.

To our knowledge, during the last ten years, none of our directors has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.
•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, other than Yunlu Yin, our Chairman and Chief Executive Officer, and An Fu, our Chief Financial Officer, each of the current members of the Board is “independent” in accordance with the applicable SEC rules.

Executive Sessions

Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. The director to preside during the executive sessions is determined at the beginning of the meeting.

Meetings of the Board of Directors and Committees

The Board of Directors of the Company held two meetings and acted by unanimous written consent in lieu of a meeting one time for the year ended December 31, 2010. The Board’s Audit Committee, Compensation Committee and Nominating Committee were each established by the Board on February 18, 2011.

Audit Committee Financial Expert

Prior to the establishment of the Audit Committee on February 18, 2011, there was no Audit Committee or “audit committee financial expert” as defined by Item 401(h) in Regulation S-K as promulgated by the Securities and Exchange Commission, or the SEC. Upon the establishment of our Audit Committee, the Board of Directors determined that our audit committee financial expert is Gene Michael Bennett.

Audit Committee

We did not have an Audit Committee in 2010. We believe that our Board of Directors was capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. On February 18, 2011, our Board of Directors established the Audit Committee and adopted the Audit Committee Charter, which is available on our corporate website at http://www.globalpharmholdings.com/investor1.asp.

Gene Michael Bennett serves as chairman of the Audit Committee and Peitong Yu and Zhixian Long serve as members of the Audit Committee. Our Board of Directors has determined that all the Audit Committee members are independent, as that term is defined under the National Association of Securities Dealers.

Compensation Committee

Prior to February 18, 2011, we did not have a Compensation Committee, and the committee duties were performed by the Board of Directors.

On February 18, 2011, the Board of Directors established the Compensation Committee and adopted the Compensation Committee Charter, which is available on our corporate website at http://www.globalpharmholdings.com/investor1.asp. Peitong Yu serves as chairman of the Compensation Committee and Gene Michael Bennett and Zhixian Long serve as members.

Nominating Committee

Prior to February 18, 2011, we did not have a Nominating Committee, and the committee duties were performed by the Board of Directors.

On February 18, 2011, the Board of Directors established the Nominating Committee and adopted the Nominating Committee Charter, which is available on our corporate website at http://www.globalpharmholdings.com/investor1.asp. Zhixian Long serves as chairman of the Nominating Committee and Gene Michael Bennett and Peitong Yu serve as members.

The Nominating Committee currently does not have an express policy with regard to the consideration of any director candidates recommended by stockholders since the committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The committee will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates. Although the committee does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and stockholder meetings.

Code of Ethics

In 2010, we did not have a code of ethics. On February 18, 2011, the Board of Directors adopted a Code of Ethics that applies to all of our executive officers, including our principal executive, financial and accounting officers, our directors, our financial managers and all employees. Any substantive amendment or waiver of the Code of Ethics may be made only by the Board upon a recommendation of the Audit Committee, and will be disclosed on our website. The Code of Ethics is filed as Exhibit 11.1 to our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on April 13, 2011 and is available on our corporate website at http://www.globalpharmholdings.com/investor1.asp.

Board Leadership Structure and Role in Risk Oversight

In 2010, Yunlu Yin was the sole director, chairman and chief executive officer. There were no independent directors. Mr. Yin is most capable of identifying strategic priorities executing business strategy and overseeing daily operations.

On February 18, 2011, the Board of Directors increased the size of the Company’s Board of Directors from one to five and appointed An Fu, its Chief Financial Officer, Gene Michael Bennett, Peitong Yu and Zhixian Long (collectively, “New Directors”) to serve as directors of the Company, along with Yunlu Yin. We believe that this leadership structure has served the Company well.

Our Board of Directors has overall responsibility for risk oversight, and the directors are well assisted by the aforementioned newly established committees since February 18, 2011 in performing the risk oversight duties.

The Board’s role in the risk oversight of the Company includes, among other things:

•	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;
•	approving all auditing and non-auditing services permitted to be performed by the independent auditors;
•	reviewing annually the independence and quality control procedures of the independent auditors;
•	reviewing and approving all proposed related party transactions;
•	discussing the annual audited financial statements with the management;
•	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and its business priorities. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or a President or like position. Marketing is the core focus of our business and the Company seeks to develop and deploy the world’s most innovative and effective marketing and technology. Therefore, the Board believes that marketing and technology experience should be represented on the Board. The Company is involved in the pharmaceutical business in the PRC. Therefore the Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Set forth below are a chart and a narrative disclosure that summarize the specific qualifications, attributes, skills and experiences described above. An “X” in the chart below indicates that the item is a specific reason that the director has been nominated to serve on the Company’s Board. The lack of an “X” for a particular qualification does not mean that the director does not possess that qualification or skill. Rather, an “X” indicates a specific area of focus or expertise of a director on which the Board currently relies.

	High level of financial literacy	Diversity of race, ethnicity, gender, age, cultural background or professional experience	Extensive knowledge of the Company’s Business	Marketing/ Marketing related technology experience	Marketing/ Marketing related technology experience	Governmental, political or diplomatic expertise
Yunlu Yin		X	X	X	X	X
An Fu	X	X	X	X	X
Gene Michael Bennett	X	X		X	X
Peitong Yu		X	X	X	X	X
Zhixian Long		X		X	X	X

Stockholder Nominations

The Nominating Committee considers and makes recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Nominating Committee will review periodically whether a more formal policy should be adopted.

The Nominating Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating Committee, c/o Secretary, Global Pharm Holdings Group, Inc., 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China.

A stockholder’s notice to our Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Securities Exchange Act of 1934, as amended, or the Exchange Act,, including their name, age, business address, residence address, principal occupation or employment, the number of shares of our common stock beneficially owned by such candidate, and the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. In order to submit a proposal, a stockholder must meet the eligibility criteria for stockholder proposals set forth in Regulation 14A under the Exchange Act. In addition, a stockholder nomination must meet the general requirements for stockholder proposals discussed in “Stockholder Proposals for 2011 Annual Meeting” contained in this Proxy Statement.

The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Secretary, Global Pharm Holdings Group, Inc., 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Director Attendance at Annual Meetings of Stockholders

We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. Directors are encouraged, but not required, to attend our annual meetings of stockholders.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Peitong Yu (Chair), Gene Michael Bennett and Zhixian Long. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the Board of Directors or compensation committee of another company.

Compensation Policies and Risk Management

We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our named executive officers (pursuant to Regulation SK-402(a)(3)) and (iv) all of our named executive officers and directors as a group as of April 25, 2011.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percentage Ownership of Shares of Common Stock
Owner of More than 5% of Class
Shouqiang, Han	1,623,930	6.25%
25/F New World Center No. 6009 Yitian Road Futian District, Shenzhen People’s Republic of China 518026
Named Executive Officers and Directors
Yunlu Yin(2)	13,145,000	50.56%
25/F New World Center No. 6009 Yitian Road Futian District, Shenzhen People’s Republic of China 518026
An Fu(2)(3)	208,000	*
25/F New World Center No. 6009 Yitian Road Futian District, Shenzhen People’s Republic of China 518026
Dan Li(2)	156,000	*
25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, People’s Republic of China 518026
Gene Michael Bennett(3)
J4-2-12 Diplomtic Compound, No.1 Xiushui Street, Jianguomen Wai ChaoYang District, Beijing People’s Republic of China 100600
Zhixian Long(3)
Room 302, Unit 6, Block 9 No.11, North Third Ring East Road, Chao Yang District, Beijing People’s Republic of China 100600
Peitong Yu(3)
Room 2504,Tian An International Plaza, Zhongshan District, Dalian City People’s Republic of China 116001
All directors and executive officers (5 persons)	13,509,000	51.96%

*	Less than 1% of the issued and outstanding shares as of April 25, 2011.
(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock, if any, that may be acquired upon exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on April 25, 2011, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities and (b) the denominator is the sum of (i) the total shares of common stock outstanding on April 25, 2011 (26,000,000) and (ii) the total number of shares, if any, that the beneficial owner may acquire upon conversion of convertible securities and the exercise of the warrants and options, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.
(2)	Yunlu Yin was appointed our new Chief Executive Officer, director and Chairman, An Fu was appointed our new Chief Financial Officer and Dan Li was appointed our new Secretary effective August 6, 2010. On November 19, 2010, pursuant to an Earn-In Agreement, as thereafter amended,Yunlu Yin, An Fu and Dan Li exercised their call rights and purchased 9,858,750, 156,000 and 117,000 shares of our common stock, respectively.
(3)	On February 18, 2011, our Board of Directors appointed An Fu, Gene Michael Bennett, Peitong Yu and Zhixian Long as members of the board of directors.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change in control of the Company on August 6, 2010, Rhonda Heskett resigned as our President, Chief Executive Officer, Chief Financial Officer, sole director and Chairwoman and we appointed Yunlu Yin as our new Chief Executive Officer, sole director and chairman, An Fu as our new Chief Financial Officer and Dan Li as our new Secretary on the same date. For further discussion, see Item 1, Business, contained in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Yunlu Yin was appointed our new Chief Executive Officer, sole director and Chairman, An Fu was appointed our new Chief Financial Officer and Dan Li was appointed our new Secretary effective August 6, 2010. On February 18, 2011, our sole director increased the size of our board of directors from one to five and appointed An Fu, its Chief Financial Officer, Gene Michael Bennett, Peitong Yu and Zhixian Long (collectively, referred to as the New Directors) to serve as directors, along with Yunlu Yin. Along with the appointment of the New Directors, the board of directors also established the Audit Committee, the Compensation Committee and the Nominating Committee of the Company and adopted the respective committee charters and a code of ethics.

Each member of the Board of Directors serves for a term of one year, or until his or her successor has been duly elected and has been qualified. Each of our officers serves until they are replaced by the Board of Directors.

Other than An Fu and Gene Michael Bennett, all our officers and directors are residents of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in the United States courts.

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position
Yunlu Yin	44	Chief Executive Officer, Director and Chairman
An Fu	36	Director, Chief Financial Officer
Dan Li	41	Vice President, Secretary
Gene Michael Bennett	62	Independent Director
Zhixian Long	76	Independent Director
Peitong Yu	35	Independent Director

A summary of the biographical information of our current directors and executive officers is contained in Proposal 1, “Election of Directors — Information Regarding Director Nominees,” except for Dan Li, which is provided below.

Dan Li, age 41, worked as assistant to the President in BioPharm Asia Inc. from May 2009 to November 2009.From June 2007 to May 2009, Mr. Li was the assistant director of China-America Capital Holdings. From December 2006 to June 2007, he worked as an independent financial and strategy advisor for a China beef project for US Stoney Point Agri Corp. From March 2005 to December 2006, he was a senior project manager in US Kotler Consulting Group (Shenzhen). From January 2004 to February 2005, he was the senior investment manager of Shenzhen Small & Medium Enterprise Venture Capital Company and a senior investment manager in Guangzhou Hongde Investment Company in Shenzhen. From June 2001 to January 2003, he was a senior investment manager of China S&T Cash Capital Limited in Shenzhen. From January 2001 to May 2001, Mr. Li was a project manager in Locux Company in Helsinki of Finland. From August 1994 to May 1997, he was a sales manager of Hunan Leader International Trade Company in Hunan province. Mr. Li received his Master in Business Administration in Finance from the Helsinki School of Economics and Business Administration in October 2000. He received his Bachelor degree in Facility Management from Hanzege school of the Netherlands in August 1998.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in China to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short- and long-term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Prior to February 18, 2011, we did not have a Compensation Committee, and the committee duties were performed by the Board of Directors.

On February 18, 2011, the Board of Directors established the Compensation Committee and adopted the Compensation Committee Charter, which is available on our corporate website at http://www.globalpharmholdings.com/investor1.asp. Each of the members of the Compensation Committee are independent directors. The Compensation Committee provides assistance to the Board of Directors in discharging the Board of Directors' responsibilities relating to management organization, performance, compensation and succession.

In discharging its responsibilities for management organization, performance, compensation and succession, the Compensation Committee will:

•	Consider and authorize the compensation philosophy for the Company's personnel.
•	Review and approve corporate goals and objectives relevant to chief executive officer and senior management compensation, evaluates chief executive officer and senior management performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determines and approves chief executive officer and senior management compensation based on this evaluation.
•	Annually review and approve perquisites for the chief executive officer and senior management.
•	Consider and make recommendations to the Board of Directors on matters relating to organization and succession of senior management.
•	Consider and approve the report of the Compensation Committee for inclusion in the Company's annual proxy statement.
•	Make recommendations to the Board of Directors with respect to any of the Company's employee benefit plans.
•	Administer any incentive, deferred compensation and equity-based plans.
•	Report the matters considered and actions taken by the Compensation Committee to the Board of Directors.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Peitong Yu (Chair)
Gene Michael Bennett
Zhixian Long

The foregoing Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

The following is a summary of the compensation, as applicable, that we paid to our former President, Chief Executive Officer, Chief Financial Officer, sole director and chairwoman, Rhonda Heskett, in 2010 and 2009, as well as our current named executive officers in 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rhonda Heskett,(1) Former President, Chief Executive Officer, Chief Financial Officer and Director	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

Yunlu Yin Current Chief Executive Officer, Chairman of the Board	2010	30,000	—			—	—	—	30,000
	2009	—	—	—	—	—	—	—	—

An Fu Current Chief Financial Officer, Director	2010	25,000	—	544,550	—	—	—	—	569,550
	2009	—	—	—	—	—	—	—
Dan Li Secretary, Vice President	2010	12,500	—	408,413	—	—	—	—	420,913
	2009	—	—	—	—	—	—	—	—

(1)	Ms. Heskett did not receive any form of salary, bonus or other executive compensation for the years 2010 or 2009.

Our current Chief Executive Officer, director and chairman, Yunlu Yin, and our current Chief Financial Officer, An Fu, assumed their respective positions in the Company on August 6, 2010. On August 6, 2010, we entered into an employment agreement with each of Yunlu Yin, An Fu and Dan Li. See “Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested		Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards’ Market or payout value of unearned shares, units or other rights that have not vested (#)
An Fu	—	—	—	—	—	52,000	(1)	$136,126	(1)	—	—
Dan Li	—	—	—	—	—	39,000	(1)(2)	$102,094	(1)(2)	—	—

(1)	The stock awards granted to Messrs. Fu and Li were issued as part of a series of transactions pursuant to the Earn-In Agreement, as further described in “Certain Relationships and Related Transactions” contained in this proxy statement. As a result of the Earn-In Agreement, and subject to the achievement of certain targets, Mr. Fu earned a total stock award in 2010 of 208,000 shares of common stock, 156,000 of which were issued in 2010, with the remaining 52,000 shares issued in 2011. Thus, a total stock award of 52,000 shares of common stock valued at $136,126 was outstanding as of December 31, 2010.
(2)	As a result of the Earn-In Agreement, and subject to the achievement of certain targets, Mr. Li earned a total stock award in 2010 of 156,000 shares, 117,000 of which were issued in 2010, with the remaining 39,000 shares of common stock issued in 2011. Thus, a total stock award of 39,000 shares valued at $102,094 was outstanding as of December 31, 2010.

Grants of Plan-Based Awards Table

There were no individual grants or stock options to purchase our common stock made to any of the named executive officers in 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised by any of the named executive officers in 2010.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officer in 2010 under any LTIP.

Employment Agreements

On August 6, 2010, we entered into an employment agreement with each of Yunlu Yin, An Fu and Dan Li. Under their respective agreements, Yunlu Yin is employed as our new Chief Executive Officer for a term of three years and a monthly salary of $6,000; An Fu is employed as our Chief Financial Officer for a term of three years and a monthly salary of $5,000; and Dan Li is employed as our secretary and vice-president at a monthly salary of $2,500 for a term of three years. Pursuant to these agreements, we may terminate each officer’s employment for cause at any time and with thirty days’ notice without cause. Conversely, each officer may terminate his employment with us with no less than 90 days’ written notice. The officers serve as the pleasure of the Board.

Potential Payments Upon Termination or Change in Control

We do not have any agreements or arrangements providing for payments to an executive officer in connection with any termination of the officer's employment or change of control of our Company. None of our named executive officers would have been entitled to any compensation if they had terminated employment with the Company on December 31, 2010, other than amounts accrued through December 31, 2010 that would be paid in the normal course of continued employment, such as accrued but unpaid salary for 2010.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity as of December 31, 2010.

Effective February 18, 2011, Gene Michael Bennett was appointed a director of the Company. Mr Bennett’s compensation is set forth in an appointment letter pursuant to which he will be paid an annual fee of $20,000, payable on a quarterly basis. He will also be granted options to purchase an aggregate of 37,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 3,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2014. The exercise price for all options is the fair market value of the stock on the date of grant. None of the above-referenced options have been granted yet to Mr. Bennett and are pending the adoption by the Company of a stock option plan, which the Company anticipates adopting in the near future.

Effective February 18, 2011, Peitong Yu will was appointed a director of the Company. Mr. Yu’s compensation is set forth in an appointment letter pursuant to which he will be paid an annual fee of 120,000 Hong Kong dollars (“HKD”), payable on a quarterly basis. He will also be granted options to purchase an aggregate of 18,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 2,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2013. The exercise price for all options is the fair market value of the stock on the date of grant. None of the above-referenced options have been granted yet to Mr. Yu and are pending the adoption by the Company of a stock option plan, which the Company anticipates adopting in the near future.

Effective February 18, 2011, Zhixian Long was appointed a director of the Company. Mr. Long’s compensation is set forth in an appointment letter pursuant to which he will be paid an annual fee of 120,000 HKD, payable on a quarterly basis. He will also be granted options to purchase an aggregate of 18,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 2,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2013. The exercise price for all options is the fair market value of the stock on the date of grant. None of the above-referenced options have been granted yet to Mr. Long and are pending the adoption by the Company of a stock option plan, which the Company anticipates adopting in the near future.

Mr. Yunlu Yin and Mr. An Fu, the Company’s Chief Executive Officer and Chief Financial Officer, will not be compensated for their services as director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

The following table sets forth the amounts due with related parties as of December 31, 2010 and 2009.

•	Due from related parties –December 31, 2010 and 2009

		December 31,
Related Party	Relationship	2010	2009
Yanliang Song	Officer	—	$24,568
Mei Li Tsai	Shareholder	—	50,000
Total		—	$74,568

On August 12, 2010, the Company entered into and consummated a Share Exchange Agreement with Mei Li Tsai, the then sole shareholder of Global Pharma Enterprise Group Limited, a British Virgin Islands company (referred to as Global Pharma BVI), and Global Pharma BVI to acquire all the issued and outstanding capital stock of Global Pharma BVI, in consideration for 1,800,000 of the Company’s newly issued restricted shares (referred to as the Reverse Merger). Prior to the Reverse Merger, the Company advanced funds to certain officers. These advances were non-interest bearing, unsecured and payable/receivable on demand. As of the date of the Reverse Merger, the Company has not made any advances to officers or stockholders.

•	Due to related parties –December 31, 2010 and 2009

			December 31,
Related Party	Relationship	Nature	2010	2009
Yunlu Yin	Director,	Business expenses paid personally	$821,005	—
	Chairman, CEO	Accrued salary	30,000
An Fu	Director, CFO	Accrued salary	19,000	—
Dan Li	Board secretary	Accrued salary	12,500	—
Shouqiang Han	Shareholder	Dividend payable	—	370,006
Qinghui Zeng	Shareholder	Dividend payable	—	1,427,408
Xianming Zeng	Shareholder	Dividend payable	—	713,704
Shunli Wang	Shareholder	Dividend payable	—	93,948
Jingsheng Wang	Shareholder	Dividend payable	—	26,089
Fulan Li	Shareholder	Dividend payable	—	15,140
Others	Shareholders	Dividend payable	—	19,474
Total			$882,505	$2,665,769

Due to related parties are non-interest bearing, unsecured and no fixed repayment term.

•	On May 25, 2006 and April 15,2010, Yunlu Yin signed the Trust Agreements with Qinghui Zeng and Qingdong Zeng, respectively, documenting Yunlu Yin as the 62% of owner of Tonghua Tongdetang Pharmaceutical and Medicinal Materials Co., Ltd.(referred to as Tongdetang) and documenting each of Qinghui Zeng and Qingdong Zeng to act as the nominee owner of Tongdetang on behalf of Yunlu Yin. On May 31, 2008 and March 20, 2010 Yunlu Yin signed the Trust Agreements with Yanliang Song and Shouqiang Han, respectively, documenting Yunlu Yin as 80% of owner of Shandong Global Pharm Co., Ltd. (referred to as Yaoyuan) and documenting each of Yanliang Song and Shouqing Han to act as the nominee owner of Yaoyuan on behalf of Yunlu Yin. On September 5, 2009 and April 10, 2010, Yunlu Yin signed the Trust Agreements with Shunli Wang and Shulan Li and Hong Zhang, respectively, documenting Yunlu Yin as 65% of owner of Anhui Xuelingxian Pharmaceutical Co., Ltd.(referred to as Xuelingxian) and documenting each of Shunli Wang and Shulan Li and Hong Zhang to act as the nominee owner of Xuelingxian on behalf of Yunlu Yin. Each of Xuelingxian, Tongdetang and Yaoyuan is a PRC subsidiary.
•	On July 23 and September 24, 2010, a former shareholder of the Company, Shunli Wang, lent RMB 5,000,000 and RMB 600,000 (totally, $836,058), respectively, to Xuelingxian as working capital, non-interest bearing and payable on demand. The total balance was paid off on December 25, 2010.
•	As of August 6, 2010, Rhonda Heskett loaned the Company a total of $ $24,880 in exchange for two 5% per annum promissory notes. Rhonda Heskett waived this payment on August 6, 2010 in full and the promissory notes were cancelled on that date.
•	As of December 31, 2010 and 2009, the Company had nil and $74,568, respectively, due from related parties. In 2009, Yanliang Song, former shareholder and officer of Yaoyuan, borrowed $24,568 from Yaoyuan. The balance was paid off in 2010. In 2008, Xianming Zeng and Qingdong Zeng, former stockholders of Tongdetang, borrowed RMB 6,000,000 and RMB 4,000,000 ($1,465,738 in the aggregate), respectively, from Tongdetang and such balance was offset in 2009 when Tongdetang declared dividends in the amount of RMB 6,000,000 and RMB 4,000,000, respectively, to Xianming Zeng and Qingdong Zeng.

•	The Company uses a trademark for drug packaging that is owned by Yanliang Song, a former shareholder of Yaoyuan. The trademark was applied for on May 16, 2008 and approved on April 7, 2010. It expires on April 6, 2020. While all associated costs have been paid for by the shareholder, the Company uses this trademark at no cost.
•	On June 29, 2010 the then sole shareholder of Global Pharma BVI entered into an Earn-In Agreement, as thereafter amended on March 29, 2011, with the former shareholders, including beneficial owners, of Xuelingxian, Tongdetang, and Yaoyuan. Pursuant to the agreement, Global Pharma BVI agreed to enter into a share exchange agreement, at a date subsequent to the agreement, with a United States domiciled shell company, and at that time the former shareholders, including beneficial owners, would be entitled to call rights to own the controlling interest in the publicly held company.
•	On August 12, 2010, the Company entered into and consummated a Share Exchange Agreement with Mei Li Tsai, the then sole shareholder of Global Pharma BVI and Global Pharma BVI to acquire all the issued and outstanding capital stock of Global Pharma BVI, in consideration for 1,800,000 of the Company’s newly issued restricted shares.
•	Pursuant to the Earn-In Agreement, after the Company entered into and consummated the Share Exchange Agreement, the shareholders, including the beneficial owners of Xuelingxian, Tongdetang, and Yaoyuan, and the key management of Global Pharma BVI were given the right to purchase 20,894,000 shares at four different occurrence dates, contingent on various targets for total consideration of $300,000. Targets include binding three-year employment contracts with various members of management within six months of this agreement and target after tax net income (excluding non-cash expenses) of $3.6 million, $3.8 million and $15.2 million for the three months ended June 30, 2010 and September 30, 2010, and for the 12 months ended December 31, 2010, respectively. Pursuant to the Amendment to the Earn-In Agreement, the key management and the former shareholders, including beneficial owners of Xuelingxian, Tongdetang and Yaoyuan, acquired call rights to own 80.36% of the Company.

Except as disclosed above, no executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board is an “independent director” in compliance with SEC rules and regulations and as defined in the NASDAQ listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is available in the “Investor Relations” area of the Company’s website at http://www.globalpharmholdings.com/investor1.asp.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s current independent auditors, Crowe Horwath LLP (“Crowe”), are responsible for expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed and reviewed with Crowe the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has met with Crowe, with and without management present, to discuss the overall scope of Crowe’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors’ independence from the Company and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Global Pharm Holdings Group, Inc.’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE

Gene Michael Bennett (Chair)
Peitong Yu
Zhixian Long

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

PROPOSAL 2

Independent Registered Public Accounting Firm

The Audit Committee has appointed Crowe Horwath LLP, to serve as our independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of Crowe Horwath LLP are expected to be available by phone at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available by phone to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Crowe Horwath LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Historical Background

Changes in Our Certifying Accountant

On December 16, 2010, we dismissed Acqavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”), as our independent registered public accounting firm.

On August 12, 2010, the Company acquired Global Pharma Enterprise Group Limited (“Global Pharma BVI”), a British Virgin Islands company, pursuant to a Share Exchange Agreement in a Reverse Merger transaction previously reported in the Company’s Current Report on Form 8-K filed on August 13, 2010. Since prior to the merger the Company was a “shell company” (as defined in Rule 12b-2 under the Exchange Act, Global Pharma BVI is considered the predecessor of the Company and the historical financial statements of Global Pharma BVI are considered those of the Company. ACSB issued an audit report on the consolidated financial statements of Global Pharma BVI as of and for the years ended December 31, 2009, and 2008, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the consolidated financial statements of Global Pharma BVI as of and for the years ended December 31, 2009 and 2008 and through the date of this proxy statement we have had no disagreements with ACSB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ACSB, would have caused ACSB to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such years or during the interim period through the date of the this Report.

During our two most recent fiscal years and through the date of this proxy statement, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided ACSB with a copy of this disclosure in the Form 8-K and has requested that ACSB provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from ACSB stating that it agrees with the above statements.

New Independent Accountants

Our board of directors appointed Crowe Horwath LLP (“Crowe”) as our new independent registered public accounting firm effective as of December 16, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with Crowe regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Crowe, Crowe did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to change our independent registered public accounting firm from ACSB to Crowe.

Independent Auditors’ Fees and Services

The following is a summary of the fees billed to us by our independent auditors for the fiscal years ended December 31, 2009 and 2010:

Fee Category	2009	2010
Audit Fees(1)	$100,000	$240,000
ACSB	100,000	60,000
Crowe	—	180,000
Audit Related Fees	—	28,000
ACSB	—	3,000
Crowe	—	25,000
Tax Fees(2)	—	—
All Other Fees	—	—
Total Fees	$100,000	$268,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements, and attest services.
(2)	Tax fees include the fees billed for professional services rendered in connection with the preparation of the Company’s corporate and state tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has policies and procedures regarding the pre-approval of the performance by Crowe of audit and non-audit services. Crowe may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADOPTION OF PROPOSAL 2

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the SEC, we are asking you to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and any related material contained in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive compensation programs and policies.

As discussed in our Compensation Discussion and Analysis, our executive compensation program is designed to provide our named executive officers with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations. It is not uncommon for PRC private companies in China to have base salaries as the sole form of compensation. We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short- and long-term compensation, cash and non-cash, and other equity-based compensation such as stock options, which will thereby align the incentives of our executives with our stockholders. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADOPTION OF PROPOSAL 3.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to rules of the SEC, we are including this proposal to enable our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive compensation once every one, two or three years, or they may abstain from voting. We ask that you support a frequency period of every three years (a triennial vote) for future non-binding advisory stockholder votes on compensation of our named executive officers.

We intend to implement our executive compensation program to support long-term value creation, and a triennial vote will allow stockholders to judge any future executive compensation programs in relation to our long-term performance. One of the core principles of our executive compensation programs that we intend to implement will be to ensurthat management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we will implement grant awards with multi-year performance and service periods to encourage our named executive officers to focus on long-term performance. We recommend a triennial vote that would allow our executive compensation programs to be evaluated over a time frame and in relation to our long-term performance.

Additionally, a triennial vote will provide us with the time to thoughtfully respond to the views of our stockholders and implement any necessary changes. We will carefully review changes to our executive compensation programs to ensure that the program appropriately aligns our named executive officers’ interests with the long-term interests of our stockholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the non-binding advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADOPTION OF PROPOSAL 4.

PROPOSAL 5

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of Proposals 1 or 2, such adjournment will be submitted for a stockholder vote. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT
OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF
PROPOSAL 1 OR 2

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in such ownership with the SEC. Such persons are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock have been timely satisfied.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2012 annual meeting of stockholders must be received at our principal executive offices not later than 120 days prior to the first anniversary of the mailing date of this proxy statement, or January 3, 2012, unless the date of the meeting has changed more than 30 days from the date of the 2011 Annual Meeting, in which case notice must be received a reasonable time before we send our proxy materials for the 2011 annual meeting. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by the above deadline and such proposal is brought before the 2012 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2012 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition to the SEC’s proxy rules, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (i) if specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before such meeting by or at the direction of the Board or (iii) otherwise properly brought before such meeting by a stockholder. For business to be brought properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered in writing either by personal delivery or registered or certified mail, return receipt requested, to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the release date of our proxy statement to our stockholder’s in connection with the preceding year’s annual meeting, except that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than 60 calendar days from the anniversary of the annual meeting as stated in the previous year’s proxy statement, a proposal of a stockholder must be delivered a reasonable time before the solicitation is made.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the Company’s books of the stockholder proposing such business, (iv) the class and number of shares of stock of the Company which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business.

Stockholders should submit their proposals to Global Pharm Holdings Group, Inc., 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People’s Republic of China, Attention: Secretary.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2011 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address will receive only one copy of the proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy statement mailed to you, please submit a request to our Secretary, or call our Secretary at 86-755-83230226, and we will promptly send you what you have requested. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors

/s/ Yunlu Yin

Chairman and Chief Executive Officer

May 2, 2011

GLOBAL PHARM HOLDINGS
C/O Broadridge
44 WEST LANCASTER AVE.
ARDMORE, PA 19003

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1 Yunlu Yin	☐	☐	☐
2 An Fu	☐	☐	☐
3 Gene Michael Bennett	☐	☐	☐
4 Peitong Yu	☐	☐	☐
5 Zhixian Long	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Ratify the appointment of Crowe Horwath LLP as independent registered public accounting firm for 2011.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000107777_1 R1.0.0.11699

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

GLOBAL PHARM HOLDINGS GROUP, INC.
Annual Meeting of Shareholders
June 21, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Yunlu Yin and An Fu, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of GLOBAL PHARM HOLDINGS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, People's Republic of China Time on 6/21/2011, at the 25/F New World Center, No. 6009, Yitian Road, Futian District, Shenzhen, People's Republic of China, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, FOR all nominees, FOR proposals 2 and 3, for THREE YEARS on proposal 4, and FOR proposals 5 and 6.

Continued and to be signed on reverse side

0000107777_2 R1.0.0.11699